CUSTODY AGREEMENT

         This Agreement is made as of the 22nd day of December 1997, by and between Investors Fiduciary Trust Company, a trust company chartered under the laws of the State of Missouri, having its trust office located at 801 Pennsylvania, Kansas City, Missouri ("Custodian"), and PIMCO Variable Insurance Trust, a Delaware business trust having its principal place of business at 840 Newport Center Drive, Newport Beach, CA 92660 ( "PIVIT").

                                   Witnesseth:

         WHEREAS, PIVIT is a registered investment company with several series;

         WHEREAS, Custodian acts as custodian for PIMCO Funds: Pacific Investment Management Series ("PIMS") pursuant to a Custodian Agreement dated April 1, 1989, as amended to date, between Custodian and PIMS (the "PIMS Agreement");

          WHEREAS, PIVIT desires to appoint Custodian as custodian for PIVIT's newly created series; and

          WHEREAS, Custodian is willing to accept such appointment;

          NOW, THEREFORE, for and, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

          1. Appointment. PIVIT hereby appoints Custodian as the custodian of PIVIT to serve according to terms of the PIMS Agreement as if PIVIT were the "Fund" as defined therein except that: (i) the address for notice to PIVIT shall be as set forth on the first page of this Agreement; (ii) the effective date of the appointment provided for in this Section 1 shall be December 2, 1997 and continuing to March 31, 1998; and (iii) the fees shall be as set forth in the attached PIVIT fee schedule. Custodian accepts such appointment on the terms specified above.

          2. Authority. Notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations under this instrument are not binding upon any of the holders of shares of beneficial interest of any series of the Trust individually but are binding only upon the respective assets and property of such series covered by this instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date set forth above.


                                     INVESTORS FIDUCIARY TRUST COMPANY


                                     By: _____________________________


                                     PIMCO VARIABLE INSURANCE TRUST


                                     By: ______________________________

                        INVESTORS FIDUCIARY TRUST COMPANY

                         PIMCO VARIABLE INSURANCE TRUST
                                  FEE SCHEDULE

 I. U.S. Domestic Securities Processing, Trade Affirmations, Safekeeping, Income Collection and Corporate Action Processing, Daily Pricing, General Ledger Bookkeeping and All Reporting Services.

          A.       Monthly Base Fee Per Portfolio

                   $2,500

          B.       Asset Based Fee

                   1 basis point per annum on the aggregate net assets of the PIMCO Variable Insurance Trust.

          C.       Securities Transaction Charges

                   DTC or Fed Book Entry - $8.00

                   *    Domestic Physical and Cedel Settlements - $18.00

                        Mortgage Backed Securities Principal & Interest Paydown
                        - $10.00

                        Fedwire Charges and Bank Official Checks Request -$6.00

                        Worldwide Market Settlements as per the attached page- $65.00

                  *    Includes futures, options and Eurodollar CD settlements.

          D.       Non-U.S. Securities Processing Services

                   See Appendix I for basis points per annum on the aggregate assets held in these markets.

          E.       Balance Credits

                   IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

                  Note: The bank credit rate is the equivalent to the lesser of:

                  o The average 91-day Treasury Bill discount rate for the month

                  or

                  o The average  Federal  Funds rate for the month less 50 basis points

 II.      NOTES TO THE ABOVE FEE SCHEDULE

          A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets.

          B. There will be no additional out-of-pocket expenses associated with our U.S. Domestic safekeeping services, including no additional charges for usage of Bank systems and the development of automated interfaces.

          C. Fund Accounting related out-of-pocket charges include but are not limited to costs incurred in obtaining prices for security valuations, forms, postage, mailing services, magnetic tapes, printing, proxy processing, microfilm/microfiche, FDIC insurance on uninvested cash balances, back-up recovery, etc. IFTC bills out-of-pocket expenses separately from service fees.

          D. Worldwide sub-custodian out-of-pocket charges typically include, but are not limited to foreign registration, local taxes, stamp duties, stock exchange fees, script fees, and other unusual expenses unique to a country in which the PIMCO Variable Insurance Trust has invested. IFTC bills out-of-pocket expenses separately from service fees.

          E. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

          F. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees is received by IFTC.

          G. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for not less than a three year period commencing on the effective date of this fee schedule between IFTC and the PIMCO Variable Insurance Trust. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

          H. Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.



__________________________________             ___12-22-97____
Investors Fiduciary Trust Company               Date



__________________________________             ___12-22-97____
PIMCO Variable Insurance Trust                 Date

                                                                     Appendix I
                         PIMCO VARIABLE INSURANCE TRUST

                               Global Custody Fees

         I. Custody Based Charges:



---------------------------- ------------- --------- ----------------------------- -------------- --------------
Argentina                            16.5       $65  Malaysia                                   9            $65
Australia                               5       $65  Mexico                                  16.5            $65
Austria                                 5       $65  Morocco                                 16.5            $65
Bangladesh                           16.5       $65  Netherlands                                5            $65
Belgium                                 5       $65  New Zealand                                5            $65
Botswana                             16.5       $65  Norway                                     5            $65
Brazil                               16.5       $65  Pakistan                                16.5            $65
Canada                                  6       $65  Peru                                    16.5            $65
Cedel/Euroclear                         2       $18  Philippines                             16.5            $65
Chile                                16.5       $65  Poland                                  16.5            $65
Colombia                             16.5       $65  Portugal                                16.5            $65
Czech Republic                       16.5       $65  Shanghai (China)                        16.5            $65
Denmark                                 5       $65  Shenzhen (China)                        16.5            $65
Finland                                 9       $65  Singapore                                  9            $65
France                                  5       $65  South Africa                               5            $65
Germany                                 5       $65  South Korea                             16.5            $65
Greece                               16.5       $65  Spain                                      5            $65
Hong Kong                               5       $65  Sri Lanka                               16.5            $65
Hungary                              16.5       $65  Sweden                                     7            $65
India                                16.5       $65  Switzerland                                5            $65
Indonesia                               9       $65  Taiwan                                  16.5            $65
Ireland                              16.5       $65  Thailand                                16.5            $65
Israel                               16.5       $65  Turkey                                  16.5            $65
Italy                                   5       $65  United Kingdom                             5            $65
Japan                                   5       $65  Uruguay                                 16.5            $65
Jordan                               16.5       $65  Venezuela                               16.5            $65
---------------------------- ------------- --------- ------------------------------ -------------- --------------


NOTE:  Any country not listed above will be negotiated at time of investment.

 Out of Pocket Expenses: As incurred (e.g., stamp taxes, registration costs, script fees, special transportation costs, etc.)